Pricing Supplement No. 10 Dated April 29, 1998          Filed Pursuant to: Rule 424 (b)(3)
(To Prospectus dated October 8, 1997 and                               File No.: 333-36587
Prospectus Supplement dated October 28, 1997)

                                      FIRST CHICAGO NBD CORPORATION
                                       MEDIUM-TERM NOTES, SERIES H
Date of Issue:  5/1/98     [ ] Fixed Rate        [ ] Commercial Paper Rate Note      [ ] LIBOR Reuters
                           [X] Senior            [ ] Federal Funds Rate Note         [X] LIBOR Telerate
Maturity Date:  5/1/01     [ ] Subordinated      [ ] CD Rate Note                    [ ] Prime Rate Note
                                                 [ ] CMT Rate Note                   [ ] Treasury Rate Note
                                                 [ ] LIBOR Note

Principal Amount:  $100,000,000.00

Issue Price (As a Percentage of Principal Amount):  100%

Interest Rate/Initial Interest Rate:  Not available

Interest Payment Dates:  1st Day of February, May, August, and November of
                         each year

Interest Reset Dates:  1st Day of February, May, August, and November of
                       each year

Index Maturity:  90 days

Designated CMT Maturity Index:

Spread:  +5 basis points

Spread Multiplier:  None

Minimum Interest Rate:  None

Maximum Interest Rate:  None

Interest Payment Period:  May 1, 1998 to August 3, 1998 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period:  May 1, 1998 to August 3, 1998 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period:  None

Optional Repayment Date(s):  None

Calculation Agent (If Applicable):  The First National Bank of Chicago

Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.

                                                                  April 29, 1998



VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549

Re:  First Chicago NBD Corporation
     Registration Statement on Form S-3
     File No. 333-36587

Ladies and Genetlemen:


     On behalf of First Chicago NBD Corporation and pursuant to Rule 424(b)(3), we hereby file via EDGAR Pricing Supplement No. 10 dated April 29, 1998 to a Prospectus Supplement dated October 28, 1997 and a Prospectus dated October 8, 1997.


                                                   Very truly yours,



                                                   Harry H. Hallowell
                                                   Assistant Treasurer